EXECUTION VERSION Dated 2020 THE SHELL TRANSPORT AND TRADING COMPANY LIMITED BG GROUP LIMITED COMPUTERSHARE TRUSTEES (JERSEY) LIMITED and ROYAL DUTCH SHELL PLC _____________________________________________________ SECOND DEED OF AMENDMENT AND RESTATEMENT relating to the DIVIDEND ACCESS TRUST DEED _____________________________________________________ Slaughter and May One Bunhill Row London EC1Y 8YY (RLC/OZD) 561445210 12 March

EXECUTION VERSION THIS DEED is made on 2020 BETWEEN: 1. THE SHELL TRANSPORT AND TRADING COMPANY LIMITED having its registered office at Shell Centre, London SE1 7NA (registered in England under number 54485) (“STT”); 2. BG GROUP LIMITED having its registered office at Shell Centre, London SE1 7NA (registered in England under number 03690065) (“BG”); 3. COMPUTERSHARE TRUSTEES (JERSEY) LIMITED having its registered office at Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES (registered in Jersey under number 92182) (the “Trustee”); and 4. ROYAL DUTCH SHELL PLC having its principal place of business at Carel van Bylandtlaan 30, 2596 HR, The Hague and its registered office at Shell Centre, London SE1 7NA (registered in England under number 4366849) (“Royal Dutch Shell”); WHEREAS: Certain of the parties entered into a dividend access trust deed dated 19 May 2005 (the “Trust Deed”) as amended on 15 February 2016 and the parties now wish to amend certain terms of the Trust Deed. 12 March

EXECUTION VERSION WHEREBY IT IS AGREED as follows: 1. AMENDMENT AND RESTATEMENT The parties hereto agree that with effect on and from 2020 (the “Effective Date”) the Trust Deed shall be amended and restated to take the form set out in the Schedule to this Deed. 2. CONTINUING OBLIGATIONS The provisions of the Trust Deed as in force at the date of this Deed shall, save as expressly varied or amended by this Deed, continue in full force and effect and any obligations arising under the Trust Deed and due to be performed prior to the Effective Date shall continue to be enforceable in accordance with the terms of the Trust Deed in force at the date of this Deed. 3. COUNTERPARTS 3.1 This Deed may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart. 3.2 Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument. 4. GOVERNING LAW AND JURISDICTION 4.1 This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. 4.2 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed). This Deed has been entered into and delivered as a Deed on the date stated at the beginning of this Deed. 12 March

EXECUTION VERSION Schedule Amended and Restated Trust Deed

EXECUTION VERSION DATED 19 May 2005 and Amended and Restated on 15 February 2016 and on 2020 ______________________________________________ TRUST DEED FOR THE ROYAL DUTCH SHELL DIVIDEND ACCESS TRUST _____________________________________________ Slaughter and May One Bunhill Row London EC1Y 8YY (RJYT/RAI/RLC/CQPM/OZD) 561445210 12 March

EXECUTION VERSION CONTENTS Page 1. INTERPRETATION 1 2. ESTABLISHMENT OF THE TRUST 4 3. OBJECT AND PURPOSE 6 4. APPOINTMENT OF TRUSTEE 7 5. VACATION OF OFFICE BY TRUSTEE 7 6. DUTIES OF TRUSTEE 7 7. POWERS OF TRUSTEE 8 8. BOOKS AND RECORDS 9 9. DISCRETION OF TRUSTEE 10 10. LIABILITY OF TRUSTEE 10 11. REMUNERATION 10 12. APPLICATION OF TRUST PROPERTY 11 13. INVESTMENT RESTRICTIONS 12 14. AMENDMENTS OF TRUST DEED 12 15. ENTIRE AGREEMENT 12 16. DISSOLUTION OF THE TRUST 13 17. COUNTERPARTS 13 18. GOVERNING LAW 13

1 THIS AMENDED AND RESTATED TRUST DEED was originally made on 19 May 2005 and was first amended and restated on 15 February 2016 and is made on 2020 BETWEEN (1) THE SHELL TRANSPORT AND TRADING COMPANY LIMITED having its registered office at Shell Centre, London SE1 7NA (registered in England under number 54485) (“STT”); (2) BG GROUP LIMITED having its registered office at Shell Centre, London SE1 7NA (registered in England under number 03690065) (“BG”) (3) COMPUTERSHARE TRUSTEES (JERSEY) LIMITED having its registered office at Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES (registered in Jersey under number 92182) (the “Current Trustee”); and (4) ROYAL DUTCH SHELL PLC having its principal place of business at Carel van Bylandtlaan 30, 2596 HR The Hague and its registered office at Shell Centre, London SE1 7NA (registered in England under number 4366849) (“Royal Dutch Shell”). WHEREAS (A) The Trustee is the holder of the Dividend Access Shares issued by STT and BG. (B) The Trustee holds the Dividend Access Shares, any amounts paid to it by way of dividend on the Dividend Access Share and any interest or other income earned by it on such dividends on trust on the terms set out in this trust deed, the original of which was executed on 19 May 2005 (the “Original Trust Deed”) and first amended and restated on 15 February 2016 (the “Amended Trust Deed”). (C) The Amended Trust Deed is being further amended and restated as set out in this Trust Deed so that it shall be read and construed for all purposes with effect from the date of this Deed as set out in this Trust Deed. (E) The Parties accordingly wish to enter into this Trust Deed. 1. INTERPRETATION 1.1 Definitions In this Trust Deed: “BG Dividend Access Share” means the redeemable share in the capital of BG classified as a dividend access share and issued to the Trustee pursuant to the BG Scheme; “BG Scheme” means the scheme of arrangement of BG which 12 March

2 became effective on 15 February 2016; “Class B Shares” means the issued Class B Shares in the capital of Royal Dutch Shell from time to time; “Class B Shareholders” means the person or persons identified in the register of members of Royal Dutch Shell from time to time as the legal owner(s) of Class B Shares; “DAS Beneficiary” means STT (DAS beneficiary) Limited, having its registered office at Shell Centre, London SE1 7NA (registered in England under number 5416740); “Dividend Access Shares” means the STT Dividend Access Share and the BG Dividend Access Share (and “Dividend Access Share” shall be construed accordingly); “First Amendment Date” means 15 February 2016; “Forfeited Dividend” has the meaning set out in clause 3.3; “High Court” means the High Court of Justice in England and Wales; “Income” means any interest or other income earned on any amount held in the Trust which represents a dividend paid on a Dividend Access Share; “Parties” means the parties to this Trust Deed; “RDS Dividend Equivalent Amount” has the meaning set out in clause 3.4; “RDS Group” means Royal Dutch Shell and each of its subsidiaries from time to time; “STT Dividend Access Share” means the redeemable share in the capital of STT classified as a dividend access share, issued to the Trustee pursuant to the STT Scheme; “STT Scheme” means the scheme of arrangement of STT which became effective on 20 July 2005; “Trust” means the trust subsisting and created under this Trust Deed; “Trust Deed” means this trust deed as amended from time to time; and

3 “Trustee” means the trustee under the terms of the Trust Deed from time to time, currently being the Current Trustee; and “Trust Property” means: (i) each of the Dividend Access Shares; (ii) any and all amounts paid to the Trustee by way of dividend on the Dividend Access Shares; and (iii) any Income. 1.2 Interpretation In construing this Trust Deed, unless otherwise specified: (A) references to clauses and paragraphs are to clauses and paragraphs of this Trust Deed; (B) words denoting the singular shall include the plural and vice versa; (C) use of any gender includes the other genders; (D) references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality) and references to a “company” shall be construed to include any company, corporation or other body corporate, wherever and however incorporated or established; (E) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; (F) a reference to any other document referred to in this Trust Deed is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Trust Deed) from time to time; (G) headings and titles are for convenience only and do not affect the interpretation of this Trust Deed; (H) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

4 (I) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words. 2. ESTABLISHMENT OF THE TRUST 2.1 Subject to the provisions of clause 2.2, the Trustee hereby irrevocably declares that it holds and will hold the Dividend Access Shares on trust for the DAS Beneficiary. 2.2 In the event that dividends are declared or resolved to be paid on either or both of the Dividend Access Shares, the Trustee shall hold: (A) subject to paragraphs (C) and (D) below, any and all amounts paid to it by way of dividend on a Dividend Access Share on trust for the Class B Shareholders in accordance with their respective holdings of Class B Shares (save to the extent that any Class B Shareholder has agreed to waive its right to payment of any dividend or dividends declared or resolved to be paid on the Class B Shares); (B) any and all Income: (i) in respect of any amount which represents a dividend paid by STT on the STT Dividend Access Share before the First Amendment Date, on trust for STT; and (ii) in respect of any amount which represents a dividend paid by STT or BG on the respective Dividend Access Shares after the First Amendment Date, on trust for STT and BG pro rata to the respective aggregate amounts paid on each of the STT Dividend Access Share and the BG Dividend Access Share after the First Amendment Date; (C) any and all Forfeited Dividends: (i) which represent a Forfeited Dividend paid by STT before the First Amendment Date, on trust for STT; and (ii) which represent a Forfeited Dividend paid by STT or BG after the First Amendment Date, on trust for STT and BG pro rata to the respective aggregate amounts paid on each of the STT Dividend Access Share and the BG Dividend Access Share after the First Amendment Date; (D) any and all RDS Dividend Equivalent Amounts (i) which represent an RDS Dividend Equivalent Amount arising before the First Amendment Date, on trust for STT; and (ii) which represent an RDS Dividend Equivalent Amount arising after the First Amendment Date, on trust for STT and BG pro rata to the

5 respective aggregate amounts paid on the STT Dividend Access Share and the BG Dividend Access Share after the First Amendment Date; (E) the right to receive payment in respect of any and all Unpayable Dividends on trust for the relevant Class B Shareholder until the date that is 12 years after the date of payment of the relevant dividend. 2.3 The Trustee undertakes that it will, in accordance with any advance directions given to it by STT and/or BG (as appropriate) relating to payment mechanics and in accordance with clause 12.2, pay: (A) the amounts paid to it by way of dividend on the Dividend Access Shares (or any one of them) to the Class B Shareholders in accordance with their respective holdings of Class B Shares save to the extent that: (i) any Class B Shareholder has agreed to waive its right to payment of any dividend or dividends declared on the Class B Shares; or (ii) it is not possible to pay any such dividend as a result of the relevant Class B Shareholder failing to provide accurate or complete details for payment of any such dividend (an “Unpayable Dividend”); (B) any Income held on trust for STT or BG under clause 2.2(A) above to STT or BG as appropriate; (C) any Forfeited Dividends held on trust for STT or BG under clause 2.2(C) above to STT or BG as appropriate; and (D) any RDS Dividend Equivalent Amounts held on trust for STT or BG under clause 2.2(D) above to STT or BG as appropriate. The Trustee further undertakes that it will carry out the Trust and administer the Trust Property subject to the terms and conditions herein set out and subject to the provisions of any applicable law. 2.4 Without prejudice to Clause 2.2 of this Deed, STT or BG (as appropriate) may, at each of their respective discretion, withhold any part of the funding relating to an Unpayable Dividend until such time as the relevant Class B Shareholder provides accurate or complete details for payment of any such dividend. 2.5 The Trust constituted in accordance with clauses 2.1 and 2.2 shall be known as the Royal Dutch Shell Group Dividend Access Trust. 2.6 STT and BG shall, forthwith upon being requested to do so by Royal Dutch Shell, take all steps necessary to redeem the Dividend Access Shares in accordance with the rights attaching to each of them.

6 3. OBJECT AND PURPOSE 3.1 The primary object and purpose of the Trust is for the Trustee to receive, as trustee for the Class B Shareholders and in accordance with their respective holdings of Class B Shares, any dividends declared on Dividend Access Shares and to pay any amounts paid to it in relation to such dividends to the Class B Shareholders on the same pro rata basis. 3.2 Notwithstanding any provision to the contrary contained in this Trust Deed, no Class B Shareholder shall acquire any right to or in respect of any benefits from the Trust, whether actual or conditional, other than the rights and benefits in respect of amounts paid by way of dividend on Dividend Access Shares expressly conferred on such Class B Shareholders by this Trust Deed. Without limiting the generality of the foregoing: (A) no Class B Shareholder shall acquire any right to enforce the payment of a dividend declared by STT on the STT Dividend Access Share or declared by BG on the BG Dividend Access Share, such right being reserved solely for the Trustee as holder of the legal title to the Dividend Access Shares, or any other rights against STT or BG; and (B) no Class B Shareholder shall acquire any right to, or interest (whether legal or beneficial) in, Dividend Access Shares or any Income. 3.3 Unless STT and BG determine otherwise, if any amounts paid by way of dividend on a Dividend Access Share have not been claimed by a Class B Shareholder for 12 years after the date of payment of the relevant dividend, such amounts (each a “Forfeited Dividend”) will be forfeited and the beneficial interest in such amounts shall pass to STT and/or BG (as applicable) in accordance with clause 2.2(C). 3.4 If Royal Dutch Shell pays any amount to a Class B Shareholder by way of dividend on the Class B Shares held by that Class B Shareholder, the beneficial interest in any amount: (A) held on trust for that Class B Shareholder pursuant to clause 2.2(A) of this Trust Deed; and (B) which corresponds to the amount paid by Royal Dutch Shell to that Class B Shareholder by way of dividend on the Class B Shares held by that Class B Shareholder (which amount shall for this purpose be deemed to include the amount of any tax required to be withheld or deducted by Royal Dutch Shell in relation to the payment of that amount), (an “RDS Dividend Equivalent Amount”) will be forfeited by that Class B Shareholder and will pass to STT and/or BG (as applicable) in accordance with clause 2.2(D) above. 3.5 For the purposes of clause 3.4, where the dividend payment made by Royal Dutch Shell is made in one currency and the corresponding amount held on trust for that Class B Shareholder is held in another currency, the RDS Dividend Equivalent Amount will be

7 calculated by converting the amount paid by Royal Dutch Shell into that other currency at such rate as Royal Dutch Shell shall consider appropriate. 3.6 Notwithstanding any provisions to the contrary contained in this Trust Deed, no Class B Shareholder shall acquire any right to or in respect of any benefits under the Trust in respect of a particular dividend paid on a Dividend Access Share, whether actual or conditional, to the extent that such Class B Shareholder has elected, pursuant to any scrip dividend issue by Royal Dutch Shell in accordance with its articles of association, to receive further shares of Royal Dutch Shell, credited as fully paid, instead of such benefits. 4. APPOINTMENT OF TRUSTEE 4.1 The boards of directors of STT, BG and of Royal Dutch Shell, acting jointly, shall be entitled to appoint the Trustee from time to time and shall equally be entitled to terminate the appointment of any Trustee. 4.2 The person who is signatory to this Deed as Trustee is hereby appointed as the Trustee. 5. VACATION OF OFFICE BY TRUSTEE 5.1 A Trustee shall be entitled at any time to resign as a Trustee by notice in writing to that effect given to Royal Dutch Shell. 5.2 A Trustee shall cease to be a Trustee upon the appointment of a replacement Trustee following the happening of any of the following events: (A) if the existing Trustee is removed from office by the boards of directors of STT, BG and Royal Dutch Shell, acting jointly; or (B) if the existing Trustee resigns as provided in clause 5.1. 6. DUTIES OF TRUSTEE The Trustee shall - 6.1 promote the primary object and purpose of the Trust and comply generally with the provisions of clauses 2 and 3; 6.2 comply with such directions as may be given to it by Royal Dutch Shell, BG and STT acting jointly from time to time in relation to the issue of tax vouchers and certificates to Class B Shareholders who become entitled, under the terms of the Trust, to amounts paid by way of dividend on the Dividend Access Shares; 6.3 maintain proper accounting and other records of all transactions it concludes in its capacity as Trustee; 6.4 procure that the books and records of the Trust shall be written up regularly;

8 6.5 instruct the auditors of the Trust to disclose such information regarding the affairs of the Trust to any competent authority entitled to such information as such competent authority may from time to time legally require; 6.6 keep all books of account and financial records of the Trust at such place in England or the Channel Islands as may be determined by Royal Dutch Shell, BG and STT acting jointly and the same shall at all times be accessible to the Trustee, Royal Dutch Shell, BG and STT and the auditors of the Trust; 6.7 subject in all cases to clause 12, forthwith pay all amounts paid to it by way of dividend on the Dividend Access Shares into one or more banking or CREST receiving agent accounts to be maintained by or on behalf of the Trustee with such branch or branches of such bank or banks as Royal Dutch Shell may determine, and all payments to be made on behalf of the Trust shall, if the Trust has any such account, and, insofar as it is practical, be made by electronic transfer (or by cheque in circumstances where the directors of Royal Dutch Shell have determined to make such payment method available (in accordance with Royal Dutch Shell’s articles) for the relevant payment) drawn on such account or on one of such accounts. For the avoidance of doubt, a nominee holding a bank account on behalf of the Trustee may be a member of the RDS Group including, but not limited to, DAS Beneficiary; 6.8 from time to time furnish Royal Dutch Shell, BG and STT with such information regarding the affairs of the Trust as Royal Dutch Shell, BG or STT may require; and 6.9 not transfer a Dividend Access Share otherwise than on the instructions of Royal Dutch Shell to a replacement Trustee. 7. POWERS OF TRUSTEE The Trustee shall be empowered to deal with the Trust Property for the purposes and to achieve the objects of the Trust in terms of this Trust Deed and shall possess all such powers necessary or desirable for such purpose and for purposes ancillary thereto including, but without limitation, the powers, discretions and duties set out below, namely - (A) to open in its own name (or that of a nominee) any banking or CREST receiving agent account for the purpose of performing its duties under this Trust Deed; (B) to operate (or to appoint a paying agent in accordance with Clause 12.4 below to operate) any such banking or CREST receiving agent account, including (without limitation) making and receiving electronic banking transfers, drawing and issuing cheques, receiving cheques, promissory notes and/or bills of exchange and endorsing any of the same for collection by the bank at which any such account is opened and determining (in conjunction with any nominee who holds the account from time to time and any appointed paying agent) the manner in which and the signatures on the basis of which such account shall be operated;

9 (C) to pay the dividend amounts paid on the Dividend Access Shares to the Class B Shareholders on the basis contemplated in clause 2.3; (D) to pay any Income to STT and/or BG on the basis contemplated in clause 2.3; (E) to pay any Forfeited Dividends to STT and/or BG on the basis contemplated in clause 2.3; (F) to pay any RDS Dividend Equivalent Amount to STT and/or BG on the basis contemplated in clause 2.3; (G) to sue for, recover and receive all debts, all sums of money, goods, effects and other things whatsoever, which may become due, owing, payable or which may belong to the Trust; (H) to defend, oppose, adjust, settle, compromise or submit to arbitration all accounts, debts, claims, demands, disputes, legal proceedings and matters which may subsist or arise between the Trust and any other person whatsoever and for the purposes aforesaid to do and execute all necessary acts and documents; (I) to attend all meetings of creditors of any person whatsoever indebted to the Trust, whether in provisional or final insolvency, liquidation, judicial management or otherwise and to vote for the election of liquidators and/or judicial managers and also to vote on all questions submitted to any such meeting of creditors and generally to exercise all rights accruing to a creditor; (J) to give receipts, releases or other effectual discharges for any sum of money or thing recovered by the Trust; (K) to delegate any of the powers or duties of the Trustee to any person, representative or agent of the Trustee; and (L) to employ accountants, attorneys, agents or brokers to transact all or any business of whatsoever nature required to be done pursuant to this Trust Deed, without thereby being responsible for the default of any such accountants, attorneys, agents or brokers or for any loss occasioned by such employment. 8. BOOKS AND RECORDS 8.1 The auditors of the Trust shall be appointed by the Trustee from time to time with the prior approval of STT, BG and Royal Dutch Shell, acting jointly, and once appointed, shall not be removed without the prior approval of STT, BG and Royal Dutch Shell acting jointly. 8.2 The Trustee shall ensure that the Trust Property is at all times clearly identified as property that is subject to the Trust and kept separate from any of the Trustee's own assets whether of a similar nature or not.

10 8.3 The Trustee will from time to time determine the date on which the financial year of the Trust will end. Until otherwise determined, the financial year of the Trust will end on the last day of December in every year. 8.4 The Trustee shall procure the preparation of such audited financial statements in respect of the affairs of the Trust by the auditors as may be required by law or regulation applicable to the Trustee or the Trust or as may be requested by STT, BG or Royal Dutch Shell. 9. DISCRETION OF TRUSTEE Where reference is made in this Trust Deed to a discretion of the Trustee, such discretion shall mean the exclusive and absolute discretion of the Trustee as it deems fit. 10. LIABILITY OF TRUSTEE 10.1 The Trustee shall not be held responsible, nor shall it in any way be liable, for any loss of the Trust Property or part thereof which may be sustained by anybody whatsoever as a result of any exercise of any power or discretion herein conferred, or as a result of endeavours made by it in good faith to give effect to its duties in terms hereof, or in consequence of the depreciation in value of the Trust Property, unless the Trustee shall have acted fraudulently or failed to perform its duties and exercise its powers with the care, diligence and skill which could reasonably be expected of a person who manages the affairs of another. 10.2 BG, STT and Royal Dutch Shell hereby jointly and severally indemnify the Trustee against all claims and demands of whatever nature that may be made against the Trustee arising out of the exercise or purported exercise in good faith of any of the powers hereby conferred upon it, provided that the Trustee shall have performed its duties and exercised its powers with the care, diligence and skill which could reasonably be expected of a person who manages the affairs of another. 11. REMUNERATION 11.1 All costs and expenses lawfully incurred by the Trustee in connection with the administration of the Trust Property including, but not limited to, the costs of legal proceedings brought by or against it in its capacity as such, shall be paid by STT and BG in equal parts. 11.2 The Trustee shall be entitled to such remuneration for its services as Trustee as STT, BG and Royal Dutch Shell may, from time to time, determine, which amounts shall be paid by STT and BG in equal parts. 11.3 Royal Dutch Shell irrevocably guarantees the payment by STT and/or BG of all sums payable by STT and/or BG under this clause 11. If STT and/or BG fails to pay on the due date any sum payable by STT and/or BG under clause 11, and that sum remains unpaid for fourteen days thereafter, Royal Dutch Shell shall within five business days of demand by the Trustee unconditionally pay that sum to the Trustee.

11 11.4 Royal Dutch Shell’s liability under clause 11.3 shall not be discharged in whole or in part or otherwise affected in any way by reason of the Trustee giving STT and/or BG time or any other concession or taking, holding, varying, releasing or not enforcing any other security for any sum payable by STT and/or BG under clause 11 or by reason of any other act or omission of the Trustee or any other circumstances (other than performance) which, but for this paragraph, would discharge the guarantee provided for in clause 11.3. 11.5 The guarantee provided for in clause 11.3 shall continue in effect until all sums payable by STT and/or BG under this clause 11 have been finally paid in full. 11.6 This clause 11.6 applies in the event of liquidation of STT and/or BG if any sum has become or becomes payable by Royal Dutch Shell under the guarantee provided for in clause 11.3. In this case Royal Dutch Shell shall not prove in competition with the Trustee in the liquidation of STT and/or BG until all sums payable by STT and/or BG under this clause 11 have been finally paid in full. The Trustee may, however, request that Royal Dutch Shell submit a proof, in which case Royal Dutch Shell agrees to hold the benefit of that proof, and all amounts received in respect of that proof, on trust for the Trustee, to the extent of all amounts due under the guarantee provided for in clause 11.3. 12. APPLICATION OF TRUST PROPERTY 12.1 The Trustee shall be obliged to apply the Trust Property for the purposes of the Trust and for no other purpose. For the avoidance of doubt, the Trustee shall not be permitted to apply the Trust Property to satisfy expenses. 12.2 All amounts payable to the Class B Shareholders pursuant to the provisions of this Trust Deed shall be paid mutatis mutandis in accordance with the provisions of the articles of association of Royal Dutch Shell as if a payment out of the Trust to a Class B Shareholder were a dividend payable on the Class B Shares. 12.3 Each payment by or on behalf of the Trustee to a Class B Shareholder shall be made after making such deductions or withholdings as are necessary to meet the requirements of any legislation that may from time to time compel the Trustee to withhold any amounts, whether in respect of taxation or otherwise. 12.4 Each payment by or on behalf of the Trustee shall be made by electronic banking transfer or through the CREST system (or by cheque in circumstances where the directors of Royal Dutch Shell have determined to make such payment method available (in accordance with Royal Dutch Shell’s articles) for the relevant payment) drawn on the banking or CREST receiving agent accounts maintained by or on behalf of the Trustee for the purpose of fulfilling its duties under this Deed. 12.5 The Trustee may appoint, and maintain the appointment of, a paying agent for the purposes of administering payments to Class B Shareholders. The identity of the paying agent and the terms on which the paying agent is appointed shall be agreed with STT, BG and Royal Dutch Shell in advance of any appointment. The Trustee shall, upon the

12 request of STT, BG and Royal Dutch Shell acting jointly to do so, terminate the appointment of any such paying agent. 13. INVESTMENT RESTRICTIONS The dividend amounts forming part of the Trust Property, or any part thereof, shall only be held in one or more banking or CREST receiving agent accounts (in the name of the Trustee or DAS Beneficiary as nominee on behalf of the Trustee) and such amounts must be held in cash. 14. AMENDMENTS OF TRUST DEED 14.1 The terms and conditions of this Trust Deed may be varied or supplemented, provided that: (A) no variation or supplementary provision shall have any force or effect unless it has been approved by the boards of directors of STT, BG and Royal Dutch Shell acting jointly; and (B) no variation or supplementary provision shall have the effect that the purpose and object of the Trust are altered. 14.2 Should STT, BG and Royal Dutch Shell wish to have the Trust Deed amended, STT, BG and Royal Dutch Shell will be entitled jointly to notify the Trustee in writing of the amendment so required and the Trustee shall do all things within its power to bring about such amendment unless so doing would be in breach of its fiduciary duties and/or its duties of care and skill. 14.3 Should the High Court at any time approve a modification of the STT Scheme or the BG Scheme which necessitates the amendment of this Trust Deed so as to render it consistent with the provisions of that scheme as amended, the Trustee shall, notwithstanding any other provisions hereof, do all such things and take all such steps as may be necessary to amend the Trust Deed accordingly. 15. ENTIRE AGREEMENT 15.1 This Trust Deed constitutes the whole and only agreement between the parties relating to the Trust. 15.2 Each party acknowledges that in entering into this Trust Deed it is not relying upon any pre-contractual statement which is not set out in this Trust Deed. 15.3 Except in the case of fraud, no party shall have any right of action against any other party to this Trust Deed arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Trust Deed. 15.4 For the purposes of this clause, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement

13 of any nature whatsoever, whether or not in writing, relating to the subject matter of this Trust Deed made or given by any person at any time prior to the date of this Trust Deed. 16. DATA PROTECTION Provisions governing the sharing of any Personal Data (as defined in the Administrative Agreement) between the Trustee and Royal Dutch Shell are contained in clause 8 of the Dividend Access Administrative Agreement originally dated 19 May 2005 and last amended on 2020 between, inter alios, STT, BG, the Trustee, Equiniti Limited and Equiniti Financial Services Limited (the “Administrative Agreement”). 17. DISSOLUTION OF THE TRUST 17.1 The Trustee shall, at the request of Royal Dutch Shell, BG and STT, acting jointly, dissolve the Trust provided that, subject to clause 17.2, dissolution shall not occur for so long as there remains Trust Property in respect of which the time period in clause 16.2 has not expired. 17.2 The Trust shall not endure for a period in excess of 80 (eighty) years from the date of execution of the Original Trust Deed. 17.3 Upon the dissolution of the Trust, the assets of the Trust, if any, shall be liquidated and distributed in accordance with the directions given by Royal Dutch Shell. 18. COUNTERPARTS This deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this deed, but all the counterparts shall together constitute but one and the same instrument. 19. GOVERNING LAW This Trust Deed is governed by and shall be construed in accordance with English law. 12 March

14 IN WITNESS WHEREOF this Trust Deed has been executed and delivered as a deed on the date first above written. Executed as a deed by THE SHELL TRANSPORT ) AND TRADING COMPANY LIMITED ) acting by one director and the secretary ) …………………………………… Director …………………………………… Secretary Executed as a deed by COMPUTERSHARE ) TRUSTEES (JERSEY) LIMITED in its capacity as ) Trustee of the Royal Dutch Shell Dividend Access ) Trust ) …………………………………… Authorised Signatory …………………………………… Authorised Signatory

15 Executed as a deed by BG GROUP LIMITED ) acting by one director and the secretary ) …………………………………… Director …………………………………… Secretary Executed as a deed by ROYAL DUTCH SHELL PLC ) acting by one director and the secretary ) …………………………………… Director …………………………………… Secretary 561445210